UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2019

Micron Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway

Fitchburg, MA 01420

(Address of principal executive offices and zip code)

(978) 345-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class          Trading symbol          Name of each exchange on which registered

Common Stock, $0.01 par value                            MICR                                New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On November 22, 2019, the Board of Directors (the “Board”) of Micron Solutions, Inc. (the “Company”), based on the recommendation of the Compensation Committee (the “Compensation Committee”), approved the 2019 Executive Incentive Compensation Plan (the “EIC”), which replaces the Company’s previous executive incentive compensation plan.  The EIC provides for cash and equity incentive awards that may be paid to certain executives approved for participation in the EIC, including the Named Executive Officers of the Company, (each, an “Executive” or “Participant”), based on the Company’s achievement of certain corporate performance metrics beginning with the Company’s 2019 fiscal year.

Any bonuses will be paid, if at all, from a bonus pool to be determined during the budget process, reviewed by the Compensation Committee and approved by the Board of Directors.  Funding of the pool is scaled relative to the extent of achievement of the plan as per the table below, with a maximum funding of 125% of the plan.

% Plan Achievement	% Target Amount Funded based on annual salary
<75%	0%
>75% but <=100%	Proportionate
105%	110%
110%	120%
115%	130%
120%	140%
125%	150%

Target Awards are determined by position level and will be typically expressed as a percentage of a Participant’s annual base salary as of the last day of the applicable fiscal year.  Annual base salary does not include other forms of compensation (such as, without limitation, bonus payments, long-term incentives, overtime compensation, stock based compensation and other variable compensation).  Target Awards may also be a specified fixed dollar amount.

Payment of Target Awards shall be comprised of cash and equity, and the amount of each will be determined by any employment agreements and the Compensation Committee.  Target Awards, and the split between cash and equity, shall be determined by the Compensation Committee.

The EIC also contains a long-term incentive plan (“LTIP”) to reward Executives for achievement of the Company’s strategic objectives that lead to the maximization of shareholder value by continual improvement in financial performance or strategic initiatives.  The LTIP is in addition to the annual bonus plan.  The Board will approve LTIP grants, if any, on an annual basis.  LTIP awards shall be awarded 100% in the form of stock-based compensation in accordance with the Company’s 2019 Equity Incentive Plan.

The foregoing description of the 2019 Executive Incentive Compensation Plan is qualified in its entirety by the terms of the 2019 Executive Incentive Compensation Plan which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Executive Incentive Compensation Plan (EIC)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 22nd day of November, 2019.

MICRON SOLUTIONS, INC.

By:	/s/ William J. Laursen
William J. Laursen
President and CEO

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